                                                                       EXHIBIT 9

                  AMENDING VOTING AND EXCHANGE TRUST AGREEMENT

     THIS AMENDING VOTING AND EXCHANGE TRUST AGREEMENT is entered into as of August 17, 1999, among Devon Energy Corporation, a Delaware corporation ("New Devon"), Devon Energy Corporation (Oklahoma), an Oklahoma corporation ("Old Devon"), Northstar Energy Corporation, an Alberta corporation ("Northstar") and CIBC Mellon Trust Company, a Canadian trust company ("Trustee").

                                    RECITALS

     WHEREAS, pursuant to an arrangement effected by Articles of Arrangement dated December 10, 1998 filed pursuant to the Business Corporations Act (Alberta) (the "Act"), the issued and outstanding common shares of Northstar were exchanged for issued and outstanding Exchangeable Shares of Northstar (the "Exchangeable Shares").

     WHEREAS the Plan of Arrangement and the Articles of Amendment of Northstar set forth the rights, privileges, restrictions and conditions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares.

     WHEREAS Old Devon, Northstar and the Trustee executed and delivered a Voting and Exchange Trust Agreement dated December 10, 1998 (the "Voting and Exchange Trust Agreement").

     WHEREAS Old Devon, New Devon, Devon Oklahoma Corporation ("Devon Oklahoma") and PennzEnergy Company entered into a Merger Agreement dated May 19, 1999 pursuant to which Devon Oklahoma, a wholly-owned subsidiary of Old Devon, agreed to merge into Old Devon, with Old Devon becoming a wholly-owned subsidiary of New Devon, and PennzEnergy Company agreed to merge into New Devon.

     WHEREAS upon the merger becoming effective on August 17, 1999, inter alia:
(i) the holders of Devon Common Stock (as that term is defined in the Voting and Exchange Trust Agreement) received shares of the common stock of New Devon; (ii) one share of New Devon Special Voting Stock was created and issued to the Trustee and the Voting Share (as that term is defined in the Voting and Exchange Trust Agreement) of Old Devon was cancelled; and (iii) Old Devon became a wholly-owned subsidiary of New Devon.

     WHEREAS the Exchangeable Share Provisions were amended with the approval of the holders of the Exchangeable Shares in accordance with the Act to change the definition of "Devon" to refer to New Devon.

     WHEREAS Section 1.1 of the Voting and Exchange Trust Agreement by its terms incorporates the defined terms of the Exchangeable Share Provisions into the Voting and Exchange Trust Agreement;

     WHEREAS it is necessary to substitute Old Devon with New Devon in the Voting and Exchange Trust Agreement and amend the Voting and Exchange Trust Agreement pursuant to Section 12.4 of the Voting and Exchange Trust Agreement to maintain the equivalence of the Exchangeable Shares and the Devon Common Stock.

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1 New Devon shall be substituted as a party to the Voting and Exchange Trust Agreement in the place and stead of Old Devon effective as of the date hereof with all of the rights and obligations of Old Devon under the Voting and Exchange Trust Agreement.

2 New Devon hereby agrees with Old Devon, Northstar and the Trustee that it shall and will from time to time and at all times hereafter be bound by and observe, perform and fulfill each and every covenant, agreement, term, condition and stipulation on the part of Old Devon in the Voting and Exchange Trust Agreement.

3 Northstar and the Trustee hereby consent to and accept New Devon as a party of the Voting and Exchange Trust Agreement and agree the Voting and Exchange Trust Agreement shall continue in full force and effect with New Devon substituted as a party thereto in the place and stead of Old Devon.

4 The Trustee hereby accepts the substitution of the Voting Share under the Voting and Exchange Trust Agreement.

5 For greater certainty: (i) the "Exchangeable Share Provisions" referred to in the recitals to the Voting and Exchange Trust Agreement shall be deemed to include any amendment thereto made from time to time; (ii) the "Devon Special Voting Stock" referred to in the recitals to the Voting and Exchange Trust Agreement shall be deemed to be the share of the Devon Special Voting Stock of New Devon; and (iii) the "Support Agreement" referred to in Section 1.1 of the Voting and Exchange Trust Agreement shall be deemed to include any amendment thereto made from time to time.

6 This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

7 Except as specifically provided for in this Agreement, the Voting and Exchange Trust Agreement shall continue in full force and effect with New Devon substituted as a party thereto in the place and stead of Old Devon.

          IN WITNESS WHEREOF, New Devon, Old Devon, Northstar and the Trustee have caused this agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

                                DEVON ENERGY CORPORATION

                                    /s/ J. Larry Nichols
                                By:_________________________________

                                DEVON ENERGY CORPORATION (OKLAHOMA)

                                    /s/ J. Larry Nichols
                                By:_________________________________

                                NORTHSTAR ENERGY CORPORATION

                                    /s/ John Richels
                                By:_________________________________

                                    /s/ Don A. Garner
                                By:_________________________________

                                CIBC MELLON TRUST COMPANY

                                    /s/ Jacquie Fisher
                                By:_________________________________

                                    /s/ Dareal McGeein
                                By:_________________________________